Exhibit 99.1

Cryoport Reports Third Quarter 2026 Financial Results

•	Third quarter revenue grew 14% year-over-year to $50.2 million

•	Commercial Cell and Gene Therapy revenue increased 20% year-over-year

•	Supporting a record 788 global clinical trials and 23 commercially approved cell and gene therapies as of September 30, 2026

•	Raises full-year 2026 revenue guidance to $197 million - $199 million

NASHVILLE, Tennessee, November 5, 2026, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, today announced financial results for its third quarter (Q3) and first nine months (9M) of 2026.

Jerrell Shelton, CEO of Cryoport, stated, “Cryoport delivered third quarter revenue of $50.2 million, reflecting continued momentum across our core cell and gene therapy (CGT) business. Revenue from commercial CGT clients increased 20% year over year, BioStorage/BioServices revenue expanded 25%, and total Life Sciences Services revenue grew 18%, underscoring the strength of our integrated platform and the growing demand for our solutions. These results reflect both the increasing number of patients worldwide receiving CGT treatments and the continued adoption of our end-to-end temperature-controlled supply chain solutions. We also achieved 8% year over year growth in Life Sciences Products revenue, supported by MVE Biological Solutions’ (MVE) position as the global market leader in cryogenic systems.”

“During the quarter, we further strengthened our leadership position within the CGT ecosystem, ending the period supporting 23 commercial therapies and a record of 788 clinical trials worldwide. Our integrated platform, disciplined execution, and growing utilization of our Global Supply Chain Center Network continue to enhance scalability and operating leverage, advancing our progress toward sustained profitability. This momentum was reflected in our positive adjusted EBITDA of $1.1 million for the quarter, representing another important milestone in our pathway to profitability initiative.

“Our strong year-to-date performance, combined with expanding support of commercial therapies, deepening customer relationships, a robust clinical trial pipeline, and continued demand for MVE’s industry-leading products, gives us confidence in our outlook. As a result, we are increasing our full-year 2026 revenue guidance to a range of $197 million to $199 million,” concluded Mr. Shelton.

The following table presents Q3 2026 revenue compared with Q3 2025:

Cryoport, Inc. and Subsidiaries

Revenue

	Three Months Ended September 30, (unaudited)			Nine Months Ended September 30, (unaudited)
(in thousands)	2026	2025	% Change	2026	2025	% Change
Life Sciences Services	$28,564	$24,258	18%	$83,431	$71,492	17%
BioLogistics Solutions	22,522	19,428	16%	66,549	57,832	15%
BioStorage/BioServices	6,042	4,830	25%	16,882	13,660	24%
Life Sciences Products	$21,656	$19,975	8%	$63,558	$59,235	7%
Total Revenue	$50,220	$44,233	14%	$146,989	$130,727	12%

BioLogistics Solutions revenue increased 16% year-over-year in Q3 2026, driven by continued commercial therapies development, and clinical trial progress within the CGT market. BioStorage/BioServices revenue grew 25% year-over-year, reflecting another strong quarter of demand for our expanded, integrated services offering, which provides seamless, secure handling of temperature-sensitive materials across our global network.

As of September 30, 2026, the number of commercial cell and gene therapies we support increased to 23 and our total global clinical trial count that we support rose to 788 clinical trials, a net increase of 43 clinical trials over September 30, 2025, with 99 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	September 30,
Clinical Trials	2024	2025	2026
Phase 1	295	309	319
Phase 2	317	353	370
Phase 3	79	83	99
Total	691	745	788

Cryoport Supported Clinical Trials by Region

	September 30,
Clinical Trials	2024	2025	2026
Americas	531	559	589
EMEA	112	137	143
APAC	48	49	56
Total	691	745	788

In Q3 2026, Cryoport’s customer, Replimune, received accelerated U.S. Food and Drug Administration (FDA) approval for TUDRIQEV™ for the treatment of adults with unresectable advanced cutaneous melanoma, a skin cancer that has spread too widely or deeply to be safely or completely removed with surgery. Also, during the quarter Crispr Therapeutics and their partner Vertex Pharmaceuticals received FDA supplemental approval to expand the label of CASGEVY® for treatment of people 2 years of age and older with either Sickle Cell Disease (SCD) or Transfusion-dependent Beta Thalassemia (TDT). CASGEVY is the first approved genetic therapy indicated for children as young as 2 years for both SCD and TDT .

Two of Cryoport’s customers filed Biologics License Applications (BLA) with the FDA in the third quarter and we anticipate another five possible BLA or Marketing Authorization Applications (MAA) in 2026. Cryoport also anticipates two possible additional new therapy approvals (both of which have received Prescription Drug User Fee Act (PDUFA) dates from the FDA for Q4 2026), and one possible additional supplemental approval for geographic expansion from our customer base this year.

Operational Milestones

•	Cryoport Systems initiated BioLogistics services at its new state-of-the-art Global Supply Chain Center located in Santa Ana, California.

•	Cryoport Systems’ Global Supply Chain Center in Paris, France, received ISO 9001 and ISO 21973 certifications. ISO 21973 certification is the first international standard developed specifically to address the transportation risks associated with human cells for therapeutic use.

•	CRYOGENE secured new BioStorage and service contracts with customers including Houston Methodist Medical Center, Sonic Clinical Trials, and XenoSTART.

Financial Highlights

On June 11, 2025, the Company completed the divestiture of its CRYOPDP specialty courier business to DHL Group. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services segment, are presented as discontinued operations for all periods and are excluded from the non-GAAP financial measures in this release.

Revenue

•	Total revenue for Q3 2026 was $50.2 million, compared to $44.2 million for Q3 2025, a year-over-year increase of 14%, or $6.0 million.

o	Life Sciences Services revenue for Q3 2026 (representing 57% of our total revenue) was $28.6 million, compared to $24.3 million for Q3 2025, up 18% year-over-year, including BioStorage/BioServices revenue of $6.0 million, up 25% year-over-year.

o	Life Sciences Products revenue for Q3 2026 (representing 43% of our total revenue) was $21.7 million, compared to $20.0 million for Q3 2025.

•	Total revenue for 9M 2026 was $147.0 million, compared to $130.7 million for 9M 2025.

o	Life Sciences Services revenue for 9M 2026 was $83.4 million, compared to $71.5 million for 9M 2025, including BioStorage/BioServices revenue of $16.9 million, compared to $13.7 million for 9M 2025.

o	Life Sciences Products revenue for 9M 2026 was $63.6 million, compared to $59.2 million for 9M 2025.

Gross Margin

•	Total gross margin was 47.5% for Q3 2026, compared to 48.2% for Q3 2025.

o	Gross margin for Life Sciences Services was 50.4% for Q3 2026, compared to 49.7% for Q3 2025.

o	Gross margin for Life Sciences Products was 43.6% for Q3 2026, compared to 46.4% for Q3 2025.

•	Total gross margin was 46.7% for 9M 2026, compared to 46.9% for 9M 2025.

o	Gross margin for Life Sciences Services was 49.7% for 9M 2026, compared to 48.8% for 9M 2025.

o	Gross margin for Life Sciences Products was 42.6% for 9M 2026, compared to 44.6% for 9M 2025.

Operating Costs and Expenses

•	Operating costs and expenses were $32.6 million for Q3 2026, compared to $31.3 million for Q3 2025. Operating costs and expenses were $97.0 million for 9M 2026, compared to $88.1 million for 9M 2025.

Loss from Continuing Operations

•	Loss from continuing operations was $10.9 million for Q3 2026, compared to a loss of $6.7 million for Q3 2025. Loss from continuing operations was $28.5 million for 9M 2026, compared to a loss of $25.4 million for 9M 2025.

Net Income (Loss) – including Discontinued Operations

•	Net loss was $10.9 million for Q3 2026, compared to net loss of $6.9 million for Q3 2025. Net loss for 9M 2026 was $29.7 million, compared to net income of $89.9 million for 9M 2025. Net income for 9M 2025 was primarily driven by the sale of our CRYOPDP specialty courier business during Q2 2025, which contributed $115.4 million, net of taxes, to income from discontinued operations.

•	Net loss attributable to common stockholders for Q3 2026 was $12.9 million, or $0.25 per share. Net loss attributable to common stockholders for 9M 2026 was $35.7 million, or $0.71 per share. This compares to net loss attributable to common stockholders of $8.9 million, or $0.18 per share, and net income attributable to common stockholders of $83.9 million, or $1.68 per share, for Q3 2025 and 9M 2025, respectively.

Adjusted EBITDA from Continuing Operations

•	Adjusted EBITDA from continuing operations was $1.1 million for Q3 2026, compared to a negative $0.6 million for Q3 2025. Adjusted EBITDA from continuing operations for 9M 2026 was $0.9 million, compared to a negative $4.4 million for 9M 2025.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $393.1 million in cash, cash equivalents, and short-term investments as of September 30, 2026.

Revenue Guidance for Full-Year 2026

•	The Company is providing updated full-year 2026 revenue guidance in the range of $197 million to $199 million. The Company's 2026 revenue guidance is dependent on its current business and expectations, which may be impacted by, among other things, factors that are outside of our control, such as national economic factors, the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, tariffs and other trade restrictions and/or the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which is expected to be filed with the Securities and Exchange Commission ("SEC") on November 5, 2026. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Third Quarter 2026 in Review,” providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Thursday, November 5, 2026. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on November 5, 2026. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Thursday, November 5, 2026

Time:	5:00 p.m. ET

Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)

Confirmation code:	Request the “Cryoport Call” or Conference ID: 1107312

Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until November 12, 2026. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1107312#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the life sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized BioLogistics, BioStorage, BioServices, cryopreservation services, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full-year 2026 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s plans regarding its Global Supply Chain Centers, including expected timing of future openings, the Company’s anticipation that it will benefit from its operating leverage, the Company’s belief that it is well positioned to further expand margins, enhance operating efficiency and deliver sustainable, profitable long-term growth for its shareholders, and the Company’s expectation that upcoming growth catalysts in its business segments will drive the Company to new heights in market position, growth, and productivity. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effects of changing economic and geopolitical conditions, such as those resulting from the war with Iran, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, the effects of tariffs and other trade restrictions, and technical development risks. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue
Life Sciences Services revenue	$28,564	$24,258	$83,431	$71,492
Life Sciences Products revenue	21,656	19,975	63,558	59,235
Total revenue	50,220	44,233	146,989	130,727
Cost of revenue:
Cost of services revenue	14,181	12,201	41,936	36,570
Cost of products revenue	12,205	10,707	36,482	32,814
Total cost of revenue	26,386	22,908	78,418	69,384
Gross margin	23,834	21,325	68,571	61,343
Operating costs and expenses:
Selling, general and administrative	27,904	26,734	83,535	75,543
Engineering and development	4,734	4,523	13,493	12,575
Total operating costs and expenses	32,638	31,257	97,028	88,118
Loss from operations	(8,804)	(9,932)	(28,457)	(26,775)
Other income (expense):
Investment income	3,027	3,402	9,249	6,441
Interest expense	(517)	(526)	(1,467)	(1,727)
Other income (expense), net	(4,364)	525	(7,057)	(2,714)
Loss before provision for income taxes	(10,658)	(6,531)	(27,732)	(24,775)
Provision for income taxes	(194)	(165)	(807)	(673)
Loss from continuing operations	$(10,852)	$(6,696)	$(28,539)	$(25,448)
Income (loss) from discontinued operations, net	-	(247)	(1,112)	115,393
Net income (loss)	$(10,852)	$(6,943)	$(29,651)	$89,945
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(6,000)	(6,000)
Net income (loss) attributable to common stockholders	$(12,852)	$(8,943)	$(35,651)	$83,945
Net income (loss) per share attributable to common stockholders - basic and diluted	$(0.25)	$(0.18)	$(0.71)	$1.68
Weighted average common shares issued and outstanding - basic and diluted	50,653,987	50,125,268	50,335,554	50,110,450

Gross margin - Total [%]	47.5%	48.2%	46.7%	46.9%
Gross margin - Services [%]	50.4%	49.7%	49.7%	48.8%
Gross margin - Products [%]	43.6%	46.4%	42.6%	44.6%

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2026	2025
(in thousands)	(unaudited)
Current assets
Cash and cash equivalents	$279,179	$250,494
Short-term investments	113,897	160,714
Accounts receivable, net	36,004	33,359
Inventories	22,438	23,188
Prepaid expenses and other current assets	5,186	8,419
Total current assets	456,704	476,174
Property and equipment, net	96,367	85,448
Operating lease right-of-use assets	39,473	39,720
Intangible assets, net	133,277	138,082
Goodwill	22,030	22,400
Deposits	1,998	2,092
Deferred tax assets	1,096	1,073
Total assets	$750,945	$764,989

Current liabilities
Accounts payable and other accrued expenses	$16,347	$15,283
Accrued compensation and related expenses	14,731	12,980
Deferred revenue	1,455	943
Current portion of operating lease liabilities	4,378	4,133
Current portion of finance lease liabilities	448	422
Current portion of convertible senior notes, net	185,986	185,094
Current portion of notes payable	159	163
Current portion of contingent consideration	674	-
Total current liabilities	224,178	219,018
Notes payable, net	947	1,087
Operating lease liabilities, net	38,905	39,078
Finance lease liabilities, net	688	741
Deferred tax liabilities	1,748	1,354
Other long-term liabilities	965	444
Contingent consideration	-	629
Total liabilities	267,431	262,351
Total stockholders' equity	483,514	502,638
Total liabilities and stockholders' equity	$750,945	$764,989

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 is included in this release: adjusted EBITDA from continuing operations. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including adjusted EBITDA from continuing operations, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA from continuing operations is defined as loss from continuing operations adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA from continuing operations provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA from continuing operations to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA from continuing operations is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA from continuing operations, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP loss from continuing operations to adjusted EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
GAAP loss from continuing operations	$(10,852)	$(6,696)	$(28,539)	$(25,448)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,467	6,415	19,458	18,798
Acquisition and integration costs	25	38	25	69
Cost reduction initiatives	857	160	997	642
Investment income	(3,027)	(3,402)	(9,249)	(6,441)
Unrealized (gain) loss on investments	4,171	(655)	6,064	620
Foreign currency loss	380	274	1,485	2,521
Interest expense, net	517	526	1,467	1,727
Stock-based compensation expense	2,346	2,526	7,143	7,635
Change in fair value of contingent consideration	25	—	67	(5,178)
Income taxes	194	165	807	673
Other adjustments	—	—	1,142	—
Adjusted EBITDA from continuing operations	$1,103	$(649)	$867	$(4,382)